Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated January 13, 2025, relating to the financial statements of Stellar V Capital Corp., as of July 26, 2024 and for the period from July 12, 2024 (inception) through July 26, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 13, 2025